UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2018

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Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

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Pennsylvania	001-35746	23-2434506
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA   19010

Registrant's telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bryn Mawr Bank Corporation (the "Corporation" or “BMBC”), parent of The Bryn Mawr Trust Company (the "Bank"), announces that director Jerry L. Johnson will retire from the Board of Directors (“Board”) of the Corporation and the Bank effective immediately prior to the Corporation’s 2018 Annual Meeting of Shareholders, which is scheduled to occur on April 19, 2018. Mr. Johnson will retire pursuant to the Director Retirement Guidelines of the Corporation and the Bank, which require a director retire from the Board on the eve of the annual meeting in the calendar year following the year in which the director turns seventy (70) years of age. Such retirement is not the result of any disagreement with the Corporation or the Bank, and the Corporation and the Bank thank Mr. Johnson for his many years of service.

The Board will reduce its size to ten (10) members effective immediately upon Mr. Johnson’s retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRYN MAWR BANK CORPORATION

Date:	March 13, 2018	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer